                                                                      EXHIBIT 11

                              AEP INDUSTRIES INC.

        COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING

                  FOR THE THREE MONTHS ENDED JANUARY 31, 2000

                                                                FOR THE THREE MONTHS ENDED JANUARY 31,
                                                              ------------------------------------------
                                                                                        WEIGHTED AVERAGE
                                                               NUMBER OF                   NUMBER OF
                                                SHARES OF        DAYS        DAYS IN         SHARES
2000                                           COMMON STOCK   OUTSTANDING    PERIOD       OUTSTANDING
----                                           ------------   -----------   ---------   ----------------
November 1--October 31.......................   7,397,413                                   7,397,413
Shares Issued:
November 8, 1999.............................      90,200             85       92              83,337
November 8, 1999.............................     (49,552)            85       92             (45,782)
November 11, 1999............................       3,000             82       92               2,674
November 19, 1999............................         600             74       92                 483
November 23, 1999............................         200             70       92                 152
December 7, 1999.............................         300             56       92                 183
December 29, 1999............................       3,200             34       92               1,183
January 3, 2000..............................       8,451             29       92               2,664
January 28, 2000.............................      17,400              4       92                 757
January 28, 2000.............................      (7,708)             4       92                (335)
                                                ---------                                   ---------
Total Weighted Average Shares................   7,463,504                                   7,442,727
Total Dilutive Stock options.................          --                                     124,634
                                                ---------                                   ---------
Total Shares.................................   7,463,504                                   7,567,361
                                                =========                                   =========
1999
---------------------------------------------
November 1--October 31.......................   7,277,701                                   7,277,701
Shares Issued:
November 4, 1998.............................         400             89       92                 387
November 18, 1998............................       1,800             75       92               1,467
January 4, 1999..............................      10,187             28       92               3,100
January 29, 1999.............................         600              3       92                  20
                                                ---------                                   ---------
Total Weighted Average Shares................   7,290,688                                   7,282,675
                                                ---------                                   ---------
Total Dilutive Stock options.................          --                                      75,263
                                                ---------                                   ---------
    Total Shares.............................   7,290,688                                   7,357,938
                                                =========                                   =========

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